UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 4, 2018

ENERTOPIA CORP
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6412

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.02        Termination of a Material Definitive Agreement

On July 4, 2018, Enertopia Corp. ("Enertopia" or the "Company") provided Genesis Water Technologies Inc. ("GWT") with a formal 30 day notice of termination (the "Notice of Termination") of the commercialization agreement dated December 6, 2016 and as amended October 9, 2017. After reviewing the independent 3rd party technical data from the completed second phase bench test, the Company's board of directors decided that it was in the best interests of the Company to provide the Notice of Termination citing non-viability.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing 3rd party testing results and the termination of a licensing agreement filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated July 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert G. McAllister
Robert G. McAllister
CEO, President and Director

Date: July 5, 2018